UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 25, 2013

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 25, 2013, we announced a new five year $1.0 billion revolving credit facility with a syndicate of 21 banks, replacing our $750 million bank credit facility.  The new bank facility was arranged by BMO Capital Markets and has an initial borrowing base of $625 million.  The credit facility is secured by substantially all of our producing oil and gas properties and will be administered by the Bank of Montreal.  A copy of this press release is attached hereto as Exhibit 99.1.

On November 26, 2013, our Board of Directors announced that it had declared a dividend of $0.125 per share which will be paid on December 16, 2013 to all stockholders of record as of the close of business on December 6, 2013.  A copy of this press release is attached hereto as Exhibit 99.2.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	Press Release dated November 25, 2013.
Exhibit 99.2	Press Release dated November 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: November 26, 2013	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer